Exhibit 10.7

PACIFIC VENTURES GROUP, INC.

ANTI-DILUTION AGREEMENT

ANTI-DILUTION AGREEMENT (this "Agreement"), dated as of September 25, 2015, by and among Pacific Ventures Group, Inc., a Delaware corporation (the "Company"), Brett Bertolami ("Bertolami") and Danzig Ltd. ("Danzig").  Bertolami and Danzig are sometimes referred to herein individually as a "Holder" and collectively as the "Holders".

RECITALS

WHEREAS, pursuant to that certain Share Exchange Agreement dated August 14, 2015 ("Share Exchange Agreement"), among the Company, Snöbar Holdings, Inc., a Delaware corporation ("Snöbar Holdings"), and certain shareholders of Snöbar Holdings ("Snöbar Shareholders"), the Company is to issue an aggregate of 2,105,000 shares of Common Stock of the Company (the "Issuance") to the Holders on the initial closing of the Share Exchange Agreement; and

WHEREAS, as a condition to consummating the transactions under the Share Exchange Agreement, the parties are entering into this Anti-Dilution Agreement to provide dilution protections to the Holders.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

1. TERM. This agreement applies to any equity investment made in Company for a period of two (2) years following the date hereof, which is the date of initial closing of the Share Exchange Agreement. The period during which this Agreement is in effect is referred to as the "Term".

2. ANTI-DILUTION RIGHTS. To the extent that during the Term the Company issues any additional Common Stock (the "Additional Shares"), and the purchase price per share of Common Stock is less than $0.50 ("floor price") (as determined without regard to the operation of this Agreement and the issuance of Adjusting Shares (as defined below)), adjusted by any split or reverse split in the number of shares of Common Stock of the Company ("as Adjusted") which occurs after the Closing Date ("Dilutive Transaction"), contemporaneously with the Dilutive Transaction, the Company will issue the Holders additional shares of Common Stock in the Company in an amount which provides them with the Ownership Percentage Interest which they would have held in the Company represented by the shares of Common Stock issued to them by the Company pursuant to the Other Issuance had the Additional Shares been sold at $0.50 per share of Common Stock, as Adjusted ("Adjusting Shares").

For example: Assume that a month after the Closing Date a new investor is willing to invest $500,000.00 at $0.20 per share (which is below the floor price of $0.50). Assuming there are

25,323,031 shares of Common Stock outstanding, if this agreement were not in effect, the new investor would receive 2,500,000 units at $0.20 per unit and the aggregate units outstanding would be 27,823,031. Because the per unit price for the new investment is less than $0.50, the proposed investment would be a Dilutive Transaction. Had the Dilutive Transaction been at $0.50 per share, 1,000,000 shares would have been issued to the new investor ($500,000 divided by $0.50) and 26,323,031 aggregate shares would have been outstanding (25,323,031 plus 1,000,000). Assuming the Holders owned 2,105,000 shares of Common Stock, if the new shares were sold to the investor at $0.50 per share, the Holders would hold 7.996799% of the outstanding shares of Common Stock (2,105,000 is 7.996799% of 26,323,031). The Holders would hold only 7.565675% of the shares of Common Stock outstanding if the Dilutive Transaction were to occur without adjustment (2,105,000 is 7.565675% of 27,823,031).  Consequently, under the terms of this agreement the Holders must receive enough Adjustment Shares to own 7.996799% of the aggregate outstanding shares of Common Stock after the Dilutive Transaction (the formula being 7.996799% equaling 2,105,000 plus Adjusted Shares divided by 27,823,031 plus Adjusted Shares). Based on solving the foregoing formula, the Holders must be issued 130,377 Adjustment Shares (7.996799% equals 2,105,000 plus 130,377 divided by 27,823,031 plus 130,377). The anti-dilution formula and this example are set forth in greater detail as follows:

ANTI-DILUTION FORMULA:

F$ = floor price ($0.50)

D$ = dilutive price

DI = dilutive investment

HS = number of shares held by Holders

SPD = total issued and outstanding shares of Pacific Ventures common stock prior to dilutive investment

SAD = total issued and outstanding shares of Pacific Ventures common stock after dilutive investment (SPD + DI/D$)

SND = total issued and outstanding shares of Pacific Ventures common stock after dilutive investment but adjust up to floor price (SPD + DI/F$)

NDOI = non-diluted ownership interest at diluted price (HS/SND)

DOI = diluted ownership interest at floor price (HS/SAD)

X = new shares to be awarded to Holders to counteract dilution
 HS
      =

  HS    +   X
SND
SAD   +   X

EXAMPLE:

F$ = $0.50 per share

D$ = $0.20 per share

DI = $500,000

HS = 2,105,000 shares

SPD = 25,323,031 shares

SAD = SPD + DI/F$ = 25,323,031 + $500,000/$0.20 = 25,323,031 + 2,500,000 = 27,823,031

SND = SPD + DI/F$ = 25,323,031 + $500,000/$0.50 = 25,323,031 + 1,000,000 = 26,323,031

NDOI = HS/SND = 2,105,000/26,323,031 = 0.07996799

DOI = HS/SAD = 2,105,000/27,823,031 = 0.07565675

X = new shares to be awarded to Holders to counteract dilution
  2,105,000 shares
      =        2,105,000 shares + X
26,323,031 shares
  27,823,031 shares + X

0.07996799 = 2,105,000 shares + X
27,823,031 shares + X

0.07996799 (27,823,031 shares + X) = 2,105,000 shares + X

2,224,951 shares + 0.07996799X = 2,105,000 shares + 1X

2,224,951 shares - 2,105,000 shares = 1X - 0.07996799X

119,951 shares = 0.92003201X

X = 119,951 shares
 0.92003201

X = 130,377 shares to be awarded to Holders to counteract dilution

VERIFICATION OF ANSWER TO EXAMPLE:

0.07996799 = 2,105,000 shares + 130,377 shares
27,823,031 shares + 130,377 shares

0.07996799 = 2,235,377 shares
27,953,408 shares

0.07996799 = 0.07996799 (Ownership Interest Adjusted to Investment if at Floor Price)

3. MISCELLANEOUS. All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, three days after being sent by prepaid certified or registered U.S. mail, or one day after being sent by overnight express courier to the address of the party to be noticed, as set forth in any writing or document provided by the party to be noticed to the other. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof. No changes, modifications, or waivers to this Agreement will be effective unless in writing and signed by the parties. In the event that any provision hereof is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that these terms and conditions shall otherwise remain in full force and effect and enforceable. These terms and conditions shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions of such state. Each Holder may assign his or its rights and delegate his or its duties under this Agreement without the consent of the Company or the other Holder. The Company may not assign its rights or delegate its duties under this Agreement without the express prior written consent of the Holders.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. The execution and delivery of a facsimile or other electronic transmission of this agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[signature page follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Anti-Dilution Agreement as of the date first above written.

Pacific Ventures Group, Inc., a Delaware corporation By: /s/ Shannon Masjedi Name: Shannon Masjedi Title: President
/s/Brett Bertolami Brett Bertolami, as an individual
Danzig Ltd. By: /s/Elliott Foxcroft Name: Elliott Foxcroft